     As filed with the Securities and Exchange Commission on July 25, 2001
                                                                Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                      Electronic Data Systems Corporation
            (Exact name of Registrant as specified in its charter)

                 Delaware                                 75-2548221
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)              Identification Number)

      5400 Legacy Drive, Plano, Texas                     75024-3199
 (Address of principal executive offices)                 (Zip code)

                  1999 EDS Non-Qualified Stock Purchase Plan
                           (Full title of the plan)

                                James E. Daley
                            Chief Financial Officer
                      Electronic Data Systems Corporation
                               5400 Legacy Drive
                            Plano, Texas 75024-3199
                    (Name and address of agent for service)

                                (972) 604-6000
         (Telephone number, including area code, of agent for service)
                                  ___________

                                   Copy to:

                            D. Gilbert Friedlander
                      Electronic Data Systems Corporation
                               5400 Legacy Drive
                            Plano, Texas 75024-3199
                                (972) 604-6000

                                  ___________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                             Proposed Maximum  Proposed Maximum
       Title of Each Class of                 Amount to       Offering Price      Aggregate            Amount of
    Securities to be Registered             be Registered        Per Share      Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share (1)................         500,000 shares       $63.12 (2)        $31,560,000            $7,890
======================================================================================================================

  (1) There are also being registered hereunder an equal number of Series A Junior Participating Preferred Stock purchase rights, which are currently attached to and transferable only with shares of Common Stock registered hereby.
  (2) Estimated in accordance with Rule 457(c) solely for the purpose of determining the registration fee, on the basis of the average of the high and low sales prices reported on the New York Stock Exchange on July 18, 2001 for Common Stock of Electronic Data Systems Corporation.

                                    PART I
                                    ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. Such documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is being filed solely to register the issuance of up to 500,000 additional shares of Common Stock of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), pursuant to EDS' 1999 Non-Qualified Stock Purchase Plan. EDS previously filed a registration statement on Form S-8 (File No. 333-43436) covering 25,000 shares of its Common Stock initially authorized for issuance under that plan. Except as supplemented by the information set forth below, the contents of the earlier registration statement are incorporated herein by reference.

Item 8. Exhibits.

        4(a)   Amended 1999 EDS Non-Qualified Stock Purchase Plan.

        4(b) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the registrant dated June 7, 1996.

        4(c) Certificate of Designation of Series A Junior Participating Preferred Stock dated March 12, 1996 - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the registrant (File No. 333-02543).

        4(d) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through April 4, 2001- incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-3 of the registrant (File No. 333-62442).

        4(e) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Registrant (File No. 333-02543).

        5      Opinion of D. Gilbert Friedlander

       23(a)   Consent of KPMG LLP

       23(b)   Consent of D. Gilbert Friedlander (included in Exhibit 5)

       24      Power of Attorney (included on page II-2)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 24th day of July, 2001.

                                    Electronic Data Systems Corporation


                                    By:    /s/ RICHARD H. BROWN
                                       -------------------------------------
                                              Richard H. Brown
                                           Chairman of the Board and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Brown, James E. Daley and D. Gilbert Friedlander, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 24th, 2001 in the capacities indicated.

          Signature                                         Title
          ---------                                         -----


     /s/ RICHARD H. BROWN                        Chairman of the Board, Chief
-------------------------------------------      Executive Officer and Director
          Richard H. Brown                       (Principal Executive Officer)

     /s/ JEFFREY M. HELLER                       Vice Chairman and Director
-------------------------------------------
          Jeffrey M. Heller

     /s/ JAMES E. DALEY                          Executive Vice President and
-------------------------------------------      Chief Financial Officer
          James E. Daley                         (Principal Financial Officer)


     /s/ MICHAEL MILTON                          Controller (Principal
-------------------------------------------      Accounting Officer)
          Michael Milton

               Signature                               Title
               ---------                               -----

     /s/ JAMES A. BAKER, III                          Director
-------------------------------------------
          James A. Baker, III


     /s/ WILLIAM M. DALEY                             Director
-------------------------------------------
          William M. Daley


     /s/ ROGER A. ENRICO                              Director
-------------------------------------------
          Roger A. Enrico


     /s/ WILLIAM H. GRAY, III                         Director
-------------------------------------------
          William H. Gray, III


     /s/ RAY J. GROVES                                Director
-------------------------------------------
          Ray J. Groves


     /s/ RAY L. HUNT                                  Director
-------------------------------------------
          Ray L. Hunt


     /s/ C. ROBERT KIDDER                             Director
-------------------------------------------
          C. Robert Kidder


     /s/ JUDITH RODIN                                 Director
-------------------------------------------
          Judith Rodin